Exhibit 99.1
MARKETING AGREEMENT
     This Marketing Agreement (the “Agreement”) entered into this 31st day of December 2006 (the “Effective Date”), is by and between, Caneum, Inc., a Nevada corporation, (hereinafter referred to as “Caneum”), and Iain Allison, an individual (the “Contractor”).
Recitals:
     Whereas, Caneum desires to engage the services of the Consultant to market the products and services provided by Continuum Systems Private Limited, an Indian company and subsidiary of Caneum (hereinafter “Continuum”); and
     Whereas, the Board of Directors of Caneum (the “Board”) has approved the engagement of the Contractor on the terms and conditions set forth in this Agreement;
     Now therefore, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Caneum agrees to engage the Contractor, and the Contractor agrees to perform services for Caneum as an independent contractor, upon the terms and conditions set forth herein.
1. Term.
     The initial term of this Agreement shall begin on the Effective Date and be for a period of two (2) years (the “Initial Term”), unless it is terminated earlier as provided herein. Beginning on the last date of the Initial Term, and on each anniversary thereafter, unless it is terminated earlier as provided herein or Caneum delivers written notice to the Contractor of its intention not to extend the Agreement at least ninety (90) days before such anniversary date, the term of this Agreement shall automatically be extended for one additional year. The restrictive covenants in Section 9 hereof shall survive the termination of this Agreement.
2. Appointment.
     Caneum hereby engages Contractor on a non-exclusive basis as an independent world-wide marketing contractor for all existing and future products and services of Continuum listed in Exhibit A (the “Products”), and Contractor hereby accepts such engagement pursuant to the terms hereof.
3. Independent Contractor Status.
     a. Independent Contractor.
          Contractor enters into this Agreement, and will remain throughout the term of this Agreement, as an independent contractor. Contractor agrees that he is not and will not become an employee, partner, agent, or principal of Caneum while this Agreement is in effect. Contractor is not entitled to the rights or benefits afforded to Caneum’s employees, including disability or unemployment insurance, worker’s compensation, medical insurance, sick leave, or any other employment benefit. Contractor is responsible for providing, at Contractor’s expense, disability, unemployment, worker’s compensation, and other insurance, training, permits, and licenses for Contractor and for Contractor’s employees and subcontractors, if any.
     b. Performance of Duties.
          Contractor shall determine the method, details, and means of performing the duties set forth in this Agreement in a professional and business-like manner.

     c. Taxes.
          Contractor is responsible for paying when due all income taxes, including estimated taxes, incurred as a result of the compensation paid by Caneum to Contractor for services under this Agreement.
     d. Employees and Subcontractors.
          Contractor, at Contractor’s expense, may use any employee or subcontractors as Contractor deems necessary to perform the services required of Contractor by this Agreement. Caneum shall not control, direct, or supervise Contractor’s employees or subcontractors in the performance.
     e. Time Commitment.
          Contractor shall not be required to devote full time, attention, and energy to the performance of Contractor’s duties pursuant to this Agreement.
     f. Tools and Instrumentalities.
          Contractor shall supply all tools and instrumentalities required to perform the services under this Agreement.
     g. Expenses.
          Unless specific permission is received otherwise from a Director of Caneum or its subsidiaries before an expense is occurred, Contractor shall be responsible for expenses pertaining to the performance of the duties set forth in this Agreement, including, but not limited to, personal and business taxes, insurance, entertainment, travel, transportation, promotion, and programs.
4. Use of Continuum House.
     Contractor has full permission to use Continuum’s Guest House in Delhi when in India.
5. Compensation.
     a. Commissions.
          As compensation for the services performed by Contractor hereunder, Caneum shall pay to Contractor a commission of 8% on all sales up to US$2,000,000 that he sources and 10% top line commission on all sales in excess of US$2,000,000.
     b. Incentive Payments
          Caneum shall grant to the Contractor an incentive bonus of 297,794 shares of common stock of Caneum on the first anniversary of the Effective Date of this Agreement (the “First Contingent Incentive Payment”), of which 14,890 are herby authorized and directed by Contactor to be issued and delivered to Saffron Capital Merchant Partners LLC (the “Finder”) to satisfy Contractor’s obligation under the letter agreement dated January 16, 2006, with the Finder (the “Finder’s Agreement”), and 248,162 shares of common stock of Caneum on the second anniversary of the Effective Date of this Agreement (the “Second Contingent Incentive Payment”), of which 12,408 shall be issued and delivered to Finder to satisfy Contractor’s obligation under the Finder’s Agreement, which incentive bonuses shall be subject to the following terms and conditions:
          (i) Delivery of Incentive Payments. The First Contingent Incentive Payment shall be delivered immediately upon calculation of any adjustment pursuant to §5(b)(ii) or (iii) below, but in no event later than thirty days following the first anniversary of the Effective Date. The Second Contingent Incentive Payment shall be delivered immediately upon calculation of any adjustment pursuant to §5(b)(ii)

or (iii) below, but in no event later than thirty days following the second anniversary of the Effective Date. All issuances of the shares of common stock pursuant to this section shall be made in compliance with applicable exemptions from the registration requirements under U.S. Securities Laws and qualification of the issuances under applicable foreign Securities Laws.
          (ii) Adjustment to Incentive Payments Based upon Continuum Revenues. If Continuum Systems Private Limited, a subsidiary of Caneum (hereinafter “Continuum”), fails to generate gross revenue for the twelve-month period ending December 31, 2007 (the “First Year Period”) or for the twelve-month period ending December 31, 2008 (the “Second Year Period”) equal to or greater than the gross revenue generated by Continuum during the twelve-month period ended December 31, 2006 (the “Base Period”), the number of shares of common stock of Caneum to be delivered to the Contractor for the First and Second Contingent Incentive Payments shall be proportionately reduced, whereby the number of shares to be issued to the Contractor for the First or Second Contingent Incentive Payment shall be multiplied by a factor, the numerator of which is the gross revenue for the First Year Period or the Second Year Period, as applicable, and the denominator of which is the gross revenue for the Base Period. The amount of “gross revenue” for purposes of this calculation shall include revenue generated from all existing and past Continuum customers as set forth in Annex A, attached hereto and incorporated herein (the “Customer List”), whether such revenue was received by Continuum (or Caneum Asia Pacific Pte. Ltd, J.L. Sing Pte. Ltd., any other Singapore or other entity or entities organized to receive revenue generated by Continuum) and any Caneum or its subsidiaries customer projects completed by Continuum after December 31, 2006. On or before the close of each calendar quarter after the Effective Date through the date of the Second Contingent Incentive Payment, the Contractor shall cause Continuum to submit to Caneum a list of any new customers developed by Continuum to be added to the Customer List, which addition shall be effective on the first day of the calendar quarter following such submission. The applicable twelve-month gross revenue amount for any period relevant hereto shall be determined using U.S. Generally Accepted Accounting Principles and shall be delivered to Buyer within thirty days following the end of the Base Period, the First Year Period, and the Second Year Period, respectively. If following the audit of the financial statements of Continuum (or Caneum Asia Pacific Pte. Ltd., J.L. Sing Pte. Ltd., any other Singapore or other entity or entities organized to receive revenue generated by Continuum), or any of Caneum or its subsidiaries customer projects completed by Continuum, the Contractor, or Caneum reasonably determines that these unaudited amounts are incorrect, the calculations made pursuant to this paragraph shall be adjusted to reflect the applicable audited amount. If the adjusted audited amounts result in a fewer number of shares to be delivered to the Contractor, he shall immediately return to Caneum the number of shares to reflect the revised number. If the adjusted audited amounts result in a greater number of shares to be delivered to the Contractor, Caneum shall immediately instruct its transfer agent to issue additional shares to reflect the revised number.
          (iii) Adjustment to Incentive Payments upon Termination of Engagement. If this Agreement is terminated by Caneum for cause, as defined herein, on or before the date of the First Contingent Incentive Payment, any unpaid Incentive Payment or Payments shall be forfeited by the Contractor and neither Caneum nor Caneum shall have any obligation to issue or deliver to Contractor any of shares of Caneum common stock for any Contingent Incentive Payment payable subsequent to such termination.
          (iv) Change of Control Transaction. In the event that Caneum or Continuum is subject to a Change of Control, as defined below, after the date of this Agreement and prior to the date of the First or Second Contingent Incentive Payment, and the surviving entity does not assume this Agreements, then, subject to any adjustments made pursuant to this §5(b), all unpaid Incentive Payment shall be paid to the Contractor three days prior to the applicable Change of Control. For purposes of this provision, “Change of Control” shall mean: (a) a sale or other disposition of all or any significant portion of the assets of Caneum or Continuum (other than any such sale or other disposition to Caneum or an Affiliate of Caneum); (b) a merger or consolidation in which Caneum is not the surviving entity and in which the shareholders of Caneum immediately prior to such consolidation or merger own less than fifty percent (50%) of the surviving entity’s voting power immediately after the transaction; (c) a reverse merger in which Caneum is the surviving entity but the shares of Caneum’s capital stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, and in which the stockholders of Caneum immediately prior to such reverse merger own less than fifty percent (50%) of Caneum’s voting power immediately after the transaction; (d) an acquisition by any person, entity or group (excluding any entity controlled by Caneum) of securities of Caneum representing at least fifty percent (50%) of the voting power entitled to vote in the election of directors of Caneum; (e) any transaction pursuant to which Continuum’s capital stock ceases to be majority owned, directly or indirectly, by Caneum (other than any such transaction in which Continuum is merged with and into Caneum or an Affiliate of Caneum); and (f) any liquidation, dissolution or winding up of Continuum or Caneum (other than any such liquidation, dissolution or winding up of Continuum in connection with Continuum’s merger with and into Caneum or an Affiliate of Caneum).
          (v) Arbitration of Disputes Relating to the Incentive Payments. Any controversy, dispute or claim arising out of or relating to this §5(b) or breach thereof shall first be settled through good faith negotiation. If the dispute cannot be settled through negotiation, the parties agree to attempt in good faith to settle the dispute by mediation administered by JAMS. If the parties are unsuccessful at resolving the dispute through mediation, the parties agree to binding arbitration administered by JAMS pursuant to its Comprehensive Arbitration Rules & Procedures. Any such arbitration shall be held in Orange County, California. The arbitrator shall determine how all expenses relating to the arbitration shall be paid, including the respective expenses of each party, the fees of the arbitrator and the administrative fee of JAMS. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing Buyer and the Seller an opportunity, adequate in the sole judgment of the arbitrator to discover relevant information from the opposing Parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys’ fees and costs, to the same extent as a competent court of law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator as to the validity and amount of any indemnification claim or as to any other matter under this Section 5(b) shall be final, binding and conclusive upon the parties. All such decisions shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator. All payments required by the arbitrator shall be made within thirty days after the decision of the arbitrator is rendered. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Caneum shall pay the reasonable travel costs and legal fees for the Contractor to attend the arbitration hearing or hearings pursuant to this §5(b) in the event that Caneum or Caneum shall refuse to issue or deliver the shares of common stock pursuant to this 5(b)..
6. Termination of Engagement.
     a. Termination Due to Death.
          The Contractor’s engagement and this Agreement shall terminate immediately upon his death. If the Contractor’s engagement is terminated due to his death, his estate or his beneficiaries, as the case may be, shall be entitled to payment of any unpaid portion of commissions earned through the date of such termination and a pro rata number of the total shares issuable pursuant to §5(b) above based upon the percentage of the Initial Term served prior to the date of such termination (for example, if Contractor serves 120 days of the Initial Term, he would receive 120/730ths, or approximately 16%, of the total shares issuable under §5(b), or if Contractor serves 420 days of the Initial Term, he would receive all of the shares issuable in the First Contingent Incentive Payment and 55/365ths, or approximately 15%, of the shares issuable in the Second Contingent Incentive Payment).
     b. Termination Due to Disability.
          Caneum may terminate the Contractor’s engagement at any time if the Contractor becomes disabled, upon written notice by Caneum to the Contractor. For all purposes under this Agreement, “Disability” shall mean that the Contractor, at the time the notice is given, has been unable to perform his duties under this Agreement for a period of not less than ninety (90) days during any 180-day period as a result of the Contractor’s incapacity due to physical or mental illness. If the Contractor’s engagement is terminated due to his disability, he shall be entitled to payment of any unpaid portion of commissions earned through the date of such termination and a pro rata number of the total shares issuable pursuant to §5(b) above based upon the percentage of the Initial Term served prior to the date of such termination.

     c. Termination for Cause.
          Caneum may terminate the Contractor’s engagement at any time for Cause, provided that it gives written notice of termination to the Contractor as set forth below. If the Contractor’s engagement is terminated for Cause, as defined below, he shall be entitled to payment of any unpaid portion of commissions earned through the date of such termination. For purposes of this Agreement, a termination for “Cause” shall mean: (i) the final conviction of Contractor of, or Contractor’s plea of guilty or nolo contendere, to any felony involving moral turpitude, (ii) the final conviction of the Contractor of, or the entry of a plea of guilty or nolo contendere by the Contractor to, any fraud, misappropriation, misfeasance, negligence or embezzlement by Contractor in connection with Contractor’s duties to Caneum, or (iii) Contractor’s willful failure or misconduct in the performance of his duties hereunder.
          If Caneum exercises its right to terminate the Contractor for Cause, Caneum shall: (1) give the Contractor written notice of termination at least thirty (30) days before the date of such termination specifying in detail the conduct constituting such Cause, and (2) deliver to the Contractor a copy of a resolution duly adopted by a majority of the entire membership of the Board, excluding interested directors, after reasonable notice to the Contractor and an opportunity for the Contractor to be heard in person by members of the Board, finding that the Contractor has engaged in such conduct.
     d. Voluntary Termination.
          If the Contractor voluntarily terminates his engagement on his own initiative for reasons other than his death or disability he shall be entitled to payment of any unpaid portion of commissions earned through the date of such termination and a pro rata number of the total shares issuable pursuant to §5(b) above based upon the percentage of the Initial Term served prior to the date of such termination.
          A voluntary termination under this paragraph shall be effective upon fifteen (15) days’ prior written notice to Caneum unless the parties mutually agree to extend the effective date.
7. Conflicting Products.
          Without the prior written authorization of Caneum, Contractor, Contractor’s employees or agents, shall not, during the term of this Agreement, directly or indirectly, sell or solicit sales of any products or services which, in the sole determination by Caneum, would in any way compete with the Products or services sold by Continuum or affiliates, or would impair or prevent Contractor from using its best efforts to promote the sale of the Products hereunder.
8. [Reserved]
9. Confidentiality.
          During the Term of this Agreement and thereafter, the Contractor shall hold in strictest confidence, and not use, except for the benefit of Caneum or its subsidiaries, or disclose to any person, firm or corporation without written authorization of Caneum, any Confidential Information of Caneum or its subsidiaries. For purposes of this Agreement, “Confidential Information” means any non-public information that relates to the actual or anticipated business or research and development of Caneum or its subsidiaries or its technical data, trade secrets or know-how, including research, product plans or other information regarding existing or future Products or services and markets therefor, customer lists and customers (including customers of Caneum or its subsidiaries on whom Contractor called, customers generated by Contractor, or customers with whom Contractor becomes acquainted during the term of his employment), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information, but excluding any of the foregoing items which have become publicly known and made generally available through no wrongful act of Contractor or of others who were under confidentiality obligations as to the item or items involved. In the event that Contractor considers certain information to be excluded from the above obligations and intends to make disclosure of such information to a third party, it shall notify

Caneum in writing and Caneum shall have thirty (30) days from the date of receipt of the written notice to take a position in writing, it being understood that in the event Caneum fails to respond within such time, it will be deemed to have given consent. The provisions of this section shall survive the termination of this Agreement.
10. Arbitration.
          Any controversy, dispute or claim arising out of or relating to this Agreement or breach thereof shall first be settled through good faith negotiation. If the dispute cannot be settled through negotiation within 30 days of the controversy, dispute or claim arising, the parties agree to attempt in good faith to settle the dispute by mediation administered by JAMS. If the parties are unsuccessful at resolving the dispute through mediation within 30 days of reference of the dispute to mediation, the parties agree to binding arbitration administered by JAMS pursuant to its Comprehensive Arbitration Rules & Procedures. Any such arbitration shall be held in Orange County, California. The arbitrator shall determine how all expenses relating to the arbitration shall be paid, including the respective expenses of each party, the fees of the arbitrator and the administrative fee of JAMS. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing parties an opportunity, adequate in the sole judgment of the arbitrator to discover relevant information from the opposing Parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys’ fees and costs, to the same extent as a competent court of law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator as to the validity and amount of any indemnification claim shall be subject to the limitations set forth in this Agreement and final, binding and conclusive upon the parties. All such decisions shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator. All payments required by the arbitrator shall be made within thirty days after the decision of the arbitrator is rendered. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction.
11. Legal Expenses.
          Except as provided in Section 10 hereof, if any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.
12. [Reserved]
13. Assignability and Binding Nature.
          No rights or obligations under this Agreement may be assigned or transferred by Caneum except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which Caneum is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of Caneum, provided that the assignee or transferee is the successor to all or substantially all of the assets of Caneum and such assignee or transferee assumes the liabilities, obligations, and duties of Caneum, as contained in this Agreement, either contractually or as a matter of law, and provided Contractor agrees to such assignment. Caneum further agrees, that in the event of a sale of assets or liquidation as described in the foregoing sentence, it shall take whatever action it is legally entitled to take in order to cause the assignee or transferee to expressly assume the liabilities, obligations, and duties of Caneum under this Agreement. Notwithstanding any such assignment, Caneum shall not be relieved from liability under this Agreement. No rights or obligations of the Contractor under this Agreement may be assigned or transferred by the Contractor, other than his right to receive compensation and benefits, provided such assignment or transfer is otherwise permitted by law.

14. Notices.
     All notices required or permitted hereunder shall be in writing and shall be deemed effective: (1) upon personal delivery; (2) by facsimile upon confirmation of transmission by facsimile; or (3) in the case of delivery by internationally recognized overnight delivery service, when received, addressed as follows:
If to Caneum to:
With a copy (which shall not constitute notice) to:
Ronald N. Vance
Attorney at Law
1656 Reunion Avenue, Suite 250
South Jordan, UT 84095
Facsimile: (801) 446-8803
If to the Contractor, to:
Iain Allison
5 Ravenscroft Road
Henley on Thames
Oxon RG9 2DH,
United Kingdom
Facsimile (J-Fax): (214) 853-5901
or to such other address or addresses as either party shall designate to the other in writing from time to time by like notice.
15. Amendment.
     This agreement may be amended or modified only by a written instrument executed by both Caneum and the Contractor.
16. Pronouns.
     Whenever the context might require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.
17. Captions.
     The captions appearing herein are for convenience of reference only and in no way define, limit or affect the scope or substance of any section hereof.
18. Time.
     All references herein to periods of days are to calendar days, unless expressly provided otherwise. Where the time period specified herein would end on a weekend or holiday, the time period shall be deemed to end on the next business day.
19. Entire Agreement.
     This Agreement constitutes the entire agreement between Caneum and the Contractor and supersedes all prior agreements and understandings, whether written or oral relating to the subject matter hereof.
20. Severability.
     In case any provision hereof shall be held by a court or arbitrator with jurisdiction over Caneum or the Contractor to be invalid, illegal, or otherwise unenforceable, such provision shall be restated to reflect as nearly as possible the original intentions of Caneum and the Contractor in accordance with applicable law, and the validity, legality, and enforceability of the remaining provisions shall in not way be affected or impaired thereby.

21. Waiver.
     No delays or omission by Caneum or the Contractor in exercising any right hereunder shall operate as a waiver of that or any other right. A waiver or consent given by Caneum or the Contractor or any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.
22. Governing Law/JURISDICTION.
     This Agreement shall be construed, interpreted, and enforced in accordance with the laws of the State of California, USA and shall be subject to the jurisdiction of the courts at Orange County, California.
23. Successors and Assigns.
     This Agreement shall be binding upon and inure to the benefit of both Caneum and the Contractor and their respective successors, heirs, legal representatives.
24. Withholding.
     Caneum may make any appropriate arrangements to deduct from all benefits provided hereunder any taxes reasonably determined to be required to be withheld by any government or government agency. The Contractor shall bear all taxes on benefits provided hereunder to the extent that no taxes are withheld, irrespective of whether withholding is required.
25. Counterparts.
     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
26. Full Knowledge.
     By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of separate counsel, or has been advised to obtain separate counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement.
     In Witness Whereof, each of the parties has executed this Agreement the respective day and year set forth below.

CANEUM:	Caneum, Inc.

Date: December 31st, 2006	By:	/s/ Suki Mudan

Suki Mudan, President

CONTRACTOR:

Date: December 31st, 2006	/s/ Iain Allison

Iain Allison

EXHIBIT A
Appendix A
“The Product”
Product

Software Products
Services
Software Services including Software Outsourcing Services
Business Process Outsourcing Services “BPO” including Call Center Services and Customer
Relationship Management Services “CRM”
In addition the following client list are ongoing clients where the Contractor can expect to increase the business generated (whether a new line of business or an increase in ongoing business) on which, under such circumstances, commissions should be paid.
1)	Dale Carnegie UK

2)	Direct Business Intelligence (DBI) UK

3)	Dataka UK

4)	Heligon Ltd UK (plus their associated companies Bourbay and Vertustech)

5)	Publishing Concept Inc USA
Resulte Inc USA

Annex A

1	African Express Bank
2	Alconz Int In
3	Aligo System
4	Art Dinox
5	Art Karat
6	Asahi India
7	Barium AB
8	BE Enterprises Ltd
9	BG Energy Holdings
10	Birth Day TV Ltd.
11	Blasteam
12	Blue Cinder Solutions Ltd
13	Buyingindiaonline.com
14	Check Mark Services
15	Dada Music — India Today
16	Dale Cernegie
17	Dataka Ltd
18	Delhi Art Gallery
19	Demeter Software Technologies Inc.
20	Dena Najafi
21	Dice Solutions LLC
22	Direct Business Intelligence Ltd
23	Excedo Infotech Aktiebolag
24	Expekt . Com Ltd
25	Family 1 Communications
26	Frokin Suerige AB
27	Gameaccount
28	Ghumna
29	Global Hotel Intex ag
30	GoDelhi
31	Gula Tidningen
32	Heligon Ltd
33	Home Funding Group LLC
34	Horizon Markting Solutions SL
35	Ivenue
36	Jobsgroup. Net ltd
37	Kaliber Securities Ltd.
38	Kubicon AB
39	Lamco Consultants Inc
40	Liffey Artecfacts
41	Magz Forless LCC

42	Marketing Mammoth Inc
43	MBA infosoft
44	Mc. Kinsey Solutions UK
45	Meer Money Transfer
46	Metro International SA
47	Millbrook Marketing Ltd
48	Mind Set
49	MSOLs Ltd
50	MTG New Media AB
51	MyNabyoo
52	Mystic Inspiration
53	NASSCOM
54	Net Entertainment
55	Nick Ford
56	Nordbergs Tekniska AB
57	One Touch Solutions Pvt Ltd
58	Oriflame Cosmetics
59	Parma SPA
60	Partnership Wireless LLC
61	Peiconns GMBH
62	Pendosoft AB
63	Phownix Soft Inc
64	Polaris Blue
65	Publishing Concepts
66	Ravi Bajaj
67	Resuite Universal Inc
68	Serene The Art of Living
69	Skill Direct
70	Softeyre Inc
71	SPG Media Ltd
72	Tain AB
73	Talk Mobiles Ltd
74	Tele Prospects Ltd
75	The Knowland K mckean
76	The Marketing 1 inc
77	Totally Photos Ltd
78	UKPS- Mitesh
79	Vascular Concept
80	Viasat Satellite Services AB
81	VOIP Inc
82	Wilson Satellite Services AB
83	Wippit Com
84	World Quest Networks Inc
85	Xoom